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                                                                    Exhibit 23.1

                 Consent of Ernst & Young, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ribozyme Pharmaceuticals, Inc. 2001 Stock Option Plan and the 1996 Stock Option Plan of our report dated February 23, 2001, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP


Broomfield, Colorado
October 1, 2001